
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from Cash Plus I
Financial Statements for the nine months ended September 30, 1998 and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-1998
<PERIOD-END>                               SEP-30-1998
<CASH>                                       6,865,705
<SECURITIES>                                         0
<RECEIVABLES>                                   93,989<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0<F2>
<DEPRECIATION>                                       0<F2>
<TOTAL-ASSETS>                               6,959,694
<CURRENT-LIABILITIES>                           47,966
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                     6,911,728<F3>
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                 6,959,694
<SALES>                                              0
<TOTAL-REVENUES>                             1,432,550<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                               785,753<F5>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                                      0
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                                  0
<DISCONTINUED>                                       0
<EXTRAORDINARY>                            (3,123,898)<F2>
<CHANGES>                                            0
<NET-INCOME>                                 3,770,695<F6>
<EPS-PRIMARY>                                        0<F6>
<EPS-DILUTED>                                        0<F6>

<F1>Includes all receivables included in "other assets" on the Balance Sheet.
<F2>The Partnership's properties were sold on January 30, 1998 to unaffiliated third parties.  The total selling price of the fourteen properties sold was
$138,000,000, of which the Partnership received $31,247,100, less closing costs of $1,061,415.  For financial reporting purposes, the Partnership realized a gain of $2,937,806 on the sale.  Additionally, on April 29, 1998, the General
Partners sold the Partnership's MBS portfolio for $3,583,068.  For financial reporting purposes, the Partnership recognized a gain of $186,092 on the sale.
<F3>Deficit of the General Partners of ($282,567) and equity of Limited Partners of
$7,194,295.
<F4>Includes all revenue of the Partnership.
<F5>Includes all expenses of the Partnership.
<F6>Net income allocated $12,936 to the General Partners and $3,757,759 to the
Limited Partners.

